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                                                                    EXHIBIT 10.3

           Employee Noncompete and Post-Termination Benefits Agreement

In consideration of the continued employment of R. Lee Hamilton, Jr. (the "Employee") by AirNet Communications Corporation (the "Corporation"), for the compensation received and for the severance benefit set forth below, Employee agrees as follows:

1. Employee recognizes that the Corporation has expended and continues to expend significant resources in establishing its various businesses, in developing its products and services, and in fostering goodwill and customer relations. To do this, the Corporation and its employees develop and obtain information, data and knowledge which is not generally known to others, and which is entitled to protection from disclosure or misappropriation.

2. In order to prevent the improper disclosure or use of trade secrets and other confidential information and to protect the Corporation from unfair competition, Employee agrees that during his employment and during the Severance Period (as defined in Paragraph 10(b) below), Employee will not, either directly or indirectly,

       (a) own any interest in (except for ownership of shares in a publicly-traded company not exceeding five percent of any class of outstanding securities), or be an employee, agent, director, advisor or consultant to or for any corporation (other than the Corporation or an affiliate of the Corporation), business enterprise or person engaged anywhere in the world in the development, manufacture, providing, sale, marketing, promotion or distribution of any base station product, product lines or services competitive with any manufactured, provided, sold, marketed, promoted or distributed by the Corporation, and Employee shall not assist in, manage or supervise any of the foregoing activities (hereinafter referred to as "Competitive Activities"); provided, however, this Paragraph 2(a) shall not be deemed to prevent Employee from working after termination of such Severance Period in any areas or division within the wireless industry.

       (b) undertake any action to induce or cause any customer or client of the Corporation who had been a customer or client during Employee's term of employment with the Corporation to discontinue any part of its business with the Corporation; or

       (c) cause, induce or in any way facilitate the employment by any other person or organization of any employee of the Corporation who had been an employee during Employee's term of employment with the Corporation.

Notwithstanding anything to the contrary contained elsewhere in this Agreement, beginning with

L. Hamilton 10-8-99

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the first day of the tenth month of the Severance Period, Employee shall be entitled to engage in Competitive Activities provided, however, that if Employee elects to engage in Competitive Activities during the Severance Period pursuant to this Paragraph 2, the Corporation shall not thereafter be obligated to pay or provide, and the Employee shall not thereafter be entitled to receive and hereby waives, the severance pay and health and life insurance benefits provided for under Paragraphs 10(a), 10(b) and 10(c) of this Agreement (hereinafter referred to as the "Contingent Severance Benefits"). In this regard, in the event Employee elects to engage in Competitive Activities during the Severance Period pursuant to this Paragraph 2, the Corporation shall be forever relieved of its obligation to pay and provide the Contingent Severance Benefits, beginning with the first day on which Employee engages in such Competitive Activities. In the event Employee elects to engage in Competitive Activities pursuant to this Paragraph 2, Employee shall deliver to the Corporation a written notice of his intention to engage in Competitive Activities pursuant to this Paragraph 2 and the date on which such Competitive Activities will commence. Nothing herein shall be construed to restrict Employee's right to accept employment in any business not competitive with that of the Corporation.

3. Employee agrees and acknowledges that the rights and obligations set forth under this Agreement are of a unique and special nature and that the Corporation will suffer irrevocable harm and is without an adequate legal remedy in the event Employee violates the agreements set forth herein. Employee therefore agrees that the agreements made by Employee under this Agreement shall be specifically enforceable in equity and that the Corporation may obtain an injunction enjoining the violation of any provision in this Agreement, in addition to all other rights and remedies at law or in equity that may be available to the Corporation. The prevailing party shall be entitled to recover all costs (including attorneys' fees) incurred by such prevailing party in connection with any arbitration, suit or other proceeding with respect to this Agreement.

4. Any consent to or waiver of any breach or default in the performance of any obligations hereunder or under any other agreement shall not be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of the Corporation or Employee to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing and executed by the party waiving the breach or default hereunder.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. If a dispute arises out of or relates to this Agreement and if said dispute cannot be resolved through direct discussions, the parties agree to endeavor first to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Thereafter, any unresolved dispute arising out of or relating to this Agreement or the breach, termination or validity thereof shall be settled by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, before one neutral arbitrator, in Melbourne, Florida. The arbitrator shall have the authority to award legal relief for a material


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breach of this Agreement and to grant injunctive relief pursuant to paragraph 3 of this Agreement. Any award entered by the arbitrator, including injunctive relief, shall be final and binding and judgment may be entered thereon by any party in any court of competent jurisdiction in the State of Florida.

6. If any provision of this Agreement shall, in whole or in part, prove to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as if such invalid provision, or other invalid portion thereof, had not been a part of this Agreement. In view of the substantial harm which shall result from Employee's breach of any of the agreements contained herein, the Corporation and Employee agree that such agreements shall be enforced to the fullest extent permitted by law. Accordingly, if, in any judicial proceeding, a court shall determine that such agreements and restrictions are unenforceable because they are too extensive in scope or survive for too long a period of time, or for any other reason, then the Corporation and Employee intend that the agreements or restrictions shall be deemed to cover such maximum scope and maximum period of time and shall otherwise be deemed to be limited in such manner as shall permit enforceability by such court.

7. Nothing in this Agreement shall be construed so as to limit (i) any obligation owing by Employee to the Corporation under that certain Proprietary Information and Inventions Agreement dated July 30, 1996 between the Corporation and Employee or (ii) any obligation owing by Employee to the Corporation or the Corporation to the Employee as a matter of common law.

8. Employee has not been promised any specific term of employment with the Corporation, his employment is on an "at will" basis, and Employee agrees that neither this Agreement nor any other agreement, whether in writing or verbally, constitutes or promises a specific term of employment.

9. Employee understands that if his employment with the Company is terminated for any reason, Employee will continue to be bound by the provisions of this Agreement regardless of the reasons or circumstances surrounding such termination. However, if the Corporation terminates Employee's employment during the term of this Agreement for (1) any reason other than for "cause" as defined below or (2) Employee resigns his employment for a "Good Reason" as defined below (either to be considered a "Termination Event"), Employee will be entitled to the following benefits as additional consideration for the covenants contained in this Agreement:

       (a) Severance pay in the form of regular installments of Employee's weekly base salary at the time of termination (less deductions required by law) on the same scheduled dates as if Employee were actively employed, for a period of one year following his termination, or until Employee engages in Competitive Activities pursuant to Paragraph 2 above, whichever occurs first.;

       (b) Continued coverage under the Corporation's health insurance policy in effect for


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       the period (the "Severance Period") that Employee is receiving severance payments under paragraph 10(a) above;

       (c) Continued coverage under the Corporation's group life insurance policy, if any, at the benefit levels that Employee enjoyed immediately prior to his termination, for the Severance Period;

       (d) Employee is currently the holder of stock options to purchase shares of Common Stock of the Corporation (the "Options"). The parties agree that the Options shall vest and be exercisable in accordance with the existing provisions of the plan or agreement pursuant to which they were granted, except that in the event of a Termination Event (i) the exercise provisions relating to those Options which vest and become exercisable on or prior to the date of the Termination Event (including those Options entitled to accelerated vesting under subparagraph (ii) below), shall be modified to provide that such Options may be exercised by Employee at any time prior to that date which is eighteen (18) months following the date of the Termination Event , (ii) the vesting provisions relating to those Options which would otherwise vest on or prior to the later of February 24, 2001 or that date which is one year following the date of the Termination Event shall be modified to provide that such Options vest and become exercisable on the date of the Termination Event and (iii) the Corporation shall promptly take such actions on its part as are necessary, including the amendment of any such stock option agreements, to modify the exercise and vesting provisions of such Options in accordance with the terms of this Paragraph 10(d). The parties agree that those Options which are not fully vested and exercisable on or prior to the date of the Termination Event after giving effect to the provisions of this Paragraph 10(d) shall not vest and shall be forfeited by Employee.

       (e) Employee understands that the full applicable payroll deductions for withholding and any contributions to group insurance benefits will remain in effect during the Severance Period.

For the purpose of eligibility for these severance benefits, termination for "cause" is defined as termination for Employee's intentional bad faith act or omission, criminal act, or gross dereliction of duty, which is materially harmful or damaging to the Corporation, or material breach of any of Employee's obligations under the Proprietary Information and Inventions Agreement executed by the Corporation and Employee or under this Agreement.

For purposes of eligibility for severance benefits, a "Termination Event" shall include termination of Employee for any reason other than for "cause" as defined above or if Employee resigns employment for "Good Reason." "Good Reason" shall mean, without the Employee's written consent (a) Employee is assigned a new position which entails a reduction in the nature of Employee's authority with respect to the operation of the Company's business; (b) a reduction in the Employee's annual base salary or an adverse change in benefits or perquisites other than a



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change that is generally applicable to all executive employees; (c) the
Company's requirement that the Employee's site of principal employment be more than twenty-five miles from the offices at which the Employee is principally employed on the date of this Agreement.

10. The Corporation and Employee hereby acknowledge that in the event Employee is entitled to a severance payment or payments under that certain Amended and Restated Change of Control, Severance and Bonus Agreement dated March 17, 1999 between the Corporation and Employee (the "Change of Control, Severance and Bonus Agreement") or any other agreement between the Corporation and Employee, the severance pay to which Employee is otherwise entitled under Paragraph 10(a) of this Agreement shall be reduced by the amount of any severance payment(s) received by Employee pursuant to the terms of the Change of Control, Severance and Bonus Agreement and/or any other agreement. In this regard, this Agreement shall be construed so as to preclude Employee from receiving duplicative severance payments from the Corporation pursuant to the terms of more than one agreement between the Corporation and Employee.

11. This Agreement shall terminate eighteen (18) months from the date of execution of this Agreement.

12. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

13. Except for the rights of Employee under this Agreement, in the event of a Termination Event, as a condition to the Corporation's obligation to pay any payments or benefits which may be due under Section 10 of this Agreement, the Employee shall first execute and deliver an agreement unconditionally and irrevocably releasing and forever discharging the Corporation of and from, and the Employee will agree not to sue and not to assert against the Corporation, any causes of action, claims and demands whatsoever, known or unknown, at law, in equity, or before any agency or commission of local, state and federal governments, arising, alleged to have arisen or which might have been alleged to have arisen, or which may arise (i) in connection with Employee's employment with the Corporation , (ii) in connection with Employee's performance of the duties of his employment with the Corporation , or (iii) under any law including, but not limited to federal, state or municipal anti-discriminating laws such as The Americans With Disabilities Act, Title VII of the Civil Rights Act of 1964, as amended in 1972, 1991, and the Age Discrimination in Employment Act of 1967, that Employee on its own behalf and on behalf of his heirs, executors, administrators or assigns, ever had, now has or hereafter can, shall or may have against the Corporation for or by reason or any cause whatsoever.

14. This Agreement shall be binding on and inure to the benefit of the Corporation and its successors and assigns and to any of its subsidiaries which Employee may at any time be employed as if named as the Corporation. This Agreement may be amended only by written instrument executed by the parties to this Agreement.

15.    This Agreement supercedes and replaces the Incentive Agreement between R.
Lee


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Hamilton, Jr. and AirNet Communications Corporation dated February 28, 1997.

                                         AIRNET COMMUNICATIONS CORPORATION

/s/ R. Lee Hamilton, Jr.                 By: /s/ J. DOUGLASS MULLINS
------------------------
R. Lee Hamilton, Jr.

Dated:  10/26/99                         Dated: 10/25/99

MEL1 #433671 v1



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Hamilton, Jr. and Airnet Communications Corporation dated February 28, 1997.

                              AIRNET COMMUNICATIONS CORPORATION

/s/ R. LEE HAMILTON, JR.      By: /s/ J. DOUGLAS MULLINS
-------------------------
R. Lee Hamilton, Jr.

Dated 10/26/99                Dated 10/25/99